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                                                                  EXHIBIT 10 (d)

                      NON-STATUTORY STOCK OPTION AGREEMENT


        THIS NON-STATUTORY STOCK OPTION AGREEMENT is made as of April 21, 1998 by and between TRANSMATION, INC., an Ohio corporation (the "Company"), and BARRY
F. WHARITY (the "Optionee").

        The parties agree as follows:

        1. GRANT OF OPTION. The Company hereby grants to the Optionee an option (the "Option") to purchase an aggregate of 25,000 Shares under the terms and conditions hereof. As used in this Agreement, the term "Shares" shall mean shares of the Company's common stock, par value $.50 per share (the "Common Stock"), or other securities resulting from an adjustment under Section 9.

        2. TERM. The Option shall become exercisable and terminate in accordance with the schedule set forth in Section 5(a); provided, however, that the Option shall lapse and terminate on the earliest of the following dates:

           (a) the date that is one year after the date of the Optionee's death, provided that the Optionee's death occurs (i) while he is an employee of the Company or of any subsidiary of the Company (a "Subsidiary") or (ii) within three months after termination of such employment;

           (b) the date that is one year after the date that the Optionee's employment by the Company or a Subsidiary is terminated because of his permanent and total disability;

           (c) the date that is three months after the date on which the Optionee's employment by the Company or a Subsidiary terminates for any other reason; or

           (d) April 20, 2003.

Upon such termination of the Option, the Optionee's rights under this Agreement, including the right to exercise the Option, shall thereupon terminate. In the event of any exercise of the Option after the Optionee's death or other termination of employment, as permitted by this Section 2, the Option shall be exercisable only to the extent that it was exercisable under the terms hereof on the date of death or such other termination, and subject to all of the conditions on exercise imposed hereby.

        3. NON-TRANSFERABILITY, ETC.

           (a) The Option is not transferable other than by will or the laws of descent and distribution. Except as provided by Section 3(b), the Option shall be exercisable only during the Optionee's lifetime, and only by him.

           (b) In the event that the Optionee shall die (i) while he is an employee of the Company or a Subsidiary, or within three months after termination of such employment, and (ii) prior to the complete exercise of the Option, then the Option may be exercised, within the applicable term provided by
Section 2, by the Optionee's estate or by such person(s) to whom the Optionee's rights hereunder shall have passed under his will or the laws of descent and distribution. In such event, as used herein the term "Optionee" shall mean the Optionee's estate or such person(s).

        4. PRICE. The price of each Share purchased upon exercise of the Option shall be $7.25 (that being the last transaction price of the Common Stock on April 21, 1998 quoted by The Nasdaq Stock Market).

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        5. SCHEDULE AND METHOD OF EXERCISE.

           (a) Subject to the provisions of Section 2, the Option shall be exercisable as follows:

               (i) as to 5,000 Shares beginning on April 21, 1998 and terminating on April 20, 2003;

               (ii) as to an additional 5,000 Shares beginning on April 21, 1999 and terminating on April 20, 2003;

               (iii) as to an additional 5,000 Shares beginning on April 21,
                     2000 and terminating on April 20, 2003;

               (iv) as to an additional 5,000 Shares beginning on April 21, 2001 and terminating on April 20, 2003; and

               (v) as to an additional 5,000 Shares beginning on April 21, 2002 and terminating on April 20, 2003.

           (b) The Option, to the extent exercisable under Section 5(a), may be exercised in whole or in part, provided that the Option may not be exercised for less than one Share in any single exercise transaction.

           (c) The Option shall be exercised by written notice given by the Optionee to the Company specifying the number of Shares that the Optionee elects to purchase and the purchase price being paid, accompanied by full payment of such purchase price. Upon each exercise, the Option price shall be payable by one or any combination of the following methods, as determined by the Optionee and specified in his notice of exercise: (i) in cash, or (ii) by delivery of Shares already owned by the Optionee. Any Shares that are so delivered to pay the Option price shall be valued at their fair market value on the date of such Option exercise. Upon determining that compliance with this Agreement has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to Section 10, the Company shall issue certificate(s) for the Shares purchased.

        6. NO ISO TREATMENT. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

        7. NO RIGHTS OF SHAREHOLDER. No person, estate or other entity shall have the rights of a shareholder of the Company with respect to any of the Shares subject to the Option until a certificate for such Shares has been delivered to the Optionee.

        8. RIGHTS OF THE COMPANY. This Agreement does not affect the Company's right to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, Shares or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

        9. ADJUSTMENT PROVISIONS. In the event that (a) in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, the outstanding Shares are exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of the stock or other securities of any other entity; or (b) new, different or additional Shares or other securities of the Company or of another entity are received by the holders of Shares, whether by way of recapitalization or otherwise; or (c) any dividend in the form of stock is made to the holders of Shares, or any stock split or reverse split pertaining to Shares is effected; then appropriate adjustment shall be made to (i) the number and kind of Shares


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or other securities that may be issued upon exercise of the Option; and (ii) the
Option price per Share to be paid upon exercise of the Option. Under no circumstance shall the Optionee be entitled to an adjustment hereunder to reflect dilution resulting from the issuance or acquisition of Shares or other securities by the Company, except as expressly provided in the preceding sentence, regardless of whether such Shares or other securities are issued for less than the exercise price of the Option.

        10. TAXES; SECURITIES LAWS MATTERS.

            (a) The exercise of the Option shall be conditioned upon the Optionee making arrangements satisfactory to the Company for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company may be made by either or a combination of the following methods: (i) in cash, or (ii) by the Company withholding such taxes from any other compensation owed to the Optionee by the Company or a Subsidiary.

            (b) As a precondition to the Company's execution of this Agreement and the issuance of the Option hereunder, the Optionee represents to the Company that the Option is being, and (unless a Registration Statement with respect thereto shall then be effective under the Securities Act of 1933, as amended (the "Act")) any Shares acquired by him upon exercise of the Option shall be, acquired by him solely for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of selling, transferring or disposing of the same.

            (c) The Optionee acknowledges and agrees that the Option may not be offered for sale, sold, pledged, hypothecated or otherwise transferred or disposed of in any manner inconsistent with this Agreement. The Optionee agrees and consents that any Shares acquired upon exercise of the Option may not be offered for sale, sold or otherwise transferred or disposed of unless (i) a registration statement with respect thereto shall then be effective under the Act, and the Optionee shall have provided proof satisfactory to counsel for the Company that he has complied with all applicable state securities laws, or (ii) the Company shall have received an opinion of counsel in form and substance satisfactory to counsel for the Company that the proposed offer for sale, sale or transfer of the Shares is exempt from the registration requirements of the Act and may otherwise be effected in compliance with any other applicable law, including all applicable state securities laws. The Optionee agrees that unless a Registration Statement with respect thereto shall then be effective under the Act, a legend to this effect may be placed on each certificate, and that a stop transfer order may be placed against his account, relating to such Shares. In addition, each such certificate shall bear such additional legends and statements as the Company deems advisable to assure compliance with all Federal and state laws and regulations, including securities laws and regulations.

            (d) The Optionee confirms that the Company is relying upon his representations contained in this Section 10 in connection with the issuance to him of the Option and the Shares underlying the Option. In consideration of the issuance to the Optionee of the Option and the Shares upon any exercise of the Option, the Optionee hereby indemnifies and holds harmless the Company, and the officers, directors, employees and agents thereof, from and against any and all liability, losses, damages, expenses and attorneys' fees which they may hereafter incur, suffer or be required to pay by reason of the falsity of, or his failure to comply with, any representation or agreement contained in this
Section 10.

        11. TENURE. The Optionee's right, if any, to continue to serve the Company or a Subsidiary as an officer, employee or otherwise will not be enlarged or otherwise affected by this Agreement. This Agreement does not


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restrict the right of the Company or any Subsidiary to terminate the Optionee's employment at any time.

        12. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

        13. NOTICES. All notices and other communications required or permitted under this Agreement shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows: if to the Company, to the Company's principal office, Attention: Corporate Secretary; and if to Optionee or his successor, to the address last furnished by such person to the Company. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answerback is received. A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 13.

        14. IN GENERAL. This Agreement is the final, complete and exclusive expression of the understanding between the parties and supersedes any prior or contemporaneous agreement or representation, oral or written, between them. Modification of this Agreement or waiver of a provision hereof must be written and signed by the party to be bound. In the event that any provision of this Agreement shall be held to be illegal or unenforceable, such provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect. As used herein, the term "Section" shall mean the appropriate section of this Agreement.

        IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date first above written.


                                           TRANSMATION, INC.


                                           By: /s/ Eric W. Mcinroy
                                              ----------------------------------
                                           Eric W. McInroy
                                           President and Chief Executive Officer



                                           /s/ Barry F. Wharity
                                           -------------------------------------
                                           BARRY F. WHARITY




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